                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.


              Pricing Supplement No. 121 Dated December 9, 1999
                 (To Prospectus Dated September 23, 1998 and
               Prospectus Supplement Dated September 23, 1998)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                              (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                December 14, 1999

Principal Amount:                   $35,000,000

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Funds Rate
                                    [X] LIBOR
                                    [ ] Bloomberg Page BTMM
                                        [X] Telerate Screen Project 3750
                                        [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                        2 Year Treasury Constant Maturities
                                        (H.15) Telerate Screen Page 7055


Index Maturity:                     Monthly

Spread:                             1 Month LIBOR + 18

Regular Record Dates:               15 Days Prior to the Interest Payment Dates

Interest Determination Dates:       Two London Business Days Prior to the
                                    Interest Payment Dates

Interest Payment Dates:             Same as Interest Reset Dates


Interest Reset Dates:               The 12th Day of Each Month; Commencing
                                    January 12, 2000

Specified Currency in which
Denominated:                        U.S. Dollars

Stated Maturity:                    December 12, 2000

Issue Price (As a Percentage
of Principal Amount):               100%

Redemption and Early                The Note cannot be redeemed
Repayment Provisions:               prior to Stated Maturity

Note(s) Represented By:             [X] Global Note
                                    [ ] Certificated Note(s)